Pricing Supplement, dated February 23, 2007
(To the Prospectus dated January 5, 2007; Prospectus
Supplement dated January 5, 2007; and Product Prospectus
Supplement dated January 11, 2007)

================================================================================

    [RBC LOGO]                             $13,587,000
                          Reverse Convertible Notes due February 28, 2008
                   Linked to the Common Stock of a Single Reference Stock Issuer
                             Senior Global Medium-Term Notes, Series C

================================================================================

Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the product prospectus supplement dated January 11, 2007 and the prospectus supplement dated January 5, 2007.

General: This pricing supplement relates to nine (9) separate Reverse Convertible Notes ("RevCons") offerings. Each RevCon offering is a separate offering of Notes linked to one, and only one, Reference Stock. All of the Notes offered hereby are collectively referred to as the "Notes". If you wish to participate in more than one RevCon offering, you must separately purchase the applicable Notes. The Notes offered hereby do not represent Notes linked to a basket of some or all of the Reference Stocks.

Issuer:                         Royal Bank of Canada ("Royal Bank")

Pricing Date:                   February 23, 2007

Issuance Date:                  February 28, 2007

Valuation Date:                 February 25, 2008

Maturity Date:                  February 28, 2008

Deposit Currency                U.S. Dollars

Denominations:                  Minimum denomination of $1,000, and integral
                                multiples of $1,000 thereafter.
Reference Stock:

Rev-Con   Principal       Reference Stock                 Ticker   Coupon    Barrier    Monitoring Method            CUSIP
--------  ----------      ---------------                 ------   -------   --------   -----------------            -----
  No.     Amount                                                    Rate      Price
  ---     ------                                                    ----      -----
   11     $225,000.00     Advanced Mirco Devices, Inc.      AMD     15.50%    $11.75    Close of Trading Day        78008EDN4

   12     $744,000.00     eBay Inc.                        EBAY     10.25%    $23.79    Close of Trading Day        78008EDP9

   13     $1,313,000.00   Apple, Inc.                      AAPL     14.00%    $71.26    Close of Trading Day        78008EDQ7

   14     $320,000.00     Red Hat, Inc.                     RHT     14.50%    $18.88    Close of Trading Day        78008EDR5

   15     $1,524,000.00   Halliburton Company               HAL     10.50%    $25.24    Close of Trading Day        78008EDS3

   16     $220,000.00     Research In Motion Limited       RIMM     14.50%   $112.00    Close of Trading Day        78008EDT1

   17     $1,206,000.00   Level 3 Communications, Inc.     LVLT     16.50%     $5.24    Close of Trading Day        78008EDU8

   18     $434,000.00     Freeport-McMoRan Copper &         FCX     13.50%    $47.93    Close of Trading Day        78008EDV6
                          Gold, Inc.

   19     $7,601,000.00   Chevron Corporation               CVX      8.75%   $ 56.86    Close of Trading Day        78008EDX2

Coupon Payment Dates:           May 29, 2007, August 28, 2007, November 28, 2007
                                and February 28, 2008
Term:                           Twelve (12) months

Initial Share Price:            The closing price of the Reference Stock on the
                                Pricing Date, which closing price is $14.69 for RevCon No. 11; $33.99 for RevCon No. 12; $89.07
                                for RevCon No. 13; $23.60 for RevCon No. 14;
                                $31.55 for RevCon No. 15; $140.00 for RevCon
                                No. 16; $6.55 for RevCon No. 17; $59.91 for
                                RevCon No. 18 and $71.07 for RevCon No. 19.

Final Share Price:              The closing price of the Reference Stock on the
                                Valuation Date

Payment at Maturity (if held    For each $1,000 principal amount of the Notes,
to maturity):                   the investor will receive $1,000 plus any
                                accrued and unpaid interest at maturity unless:
                                (i)  the Final Stock Price is less than the
                                Initial Stock Price; and

                                (ii) (a) for notes subject to Intra-Day
                                     Monitoring, at any time during the
                                     Monitoring Period, the trading price of the Reference Stock is less than the Barrier Price, or

                                     (b) for notes subject to Close of Trading
                                     Day Monitoring, on any day during the
                                     Monitoring Period, the closing price of the Reference Stock is less than the Barrier Price.

                                If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount of the Notes, in addition to any accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value thereof. If we elect to deliver shares of the Reference Stock, fractional shares will be paid in cash.

                                Investors in these Notes could lose some or all of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

Monitoring Period:              From and excluding the Pricing Date to and
                                including the Valuation Date

Monitoring Method:              As set forth above

Physical Delivery Amount:       For each $1,000 principal amount, a number of
                                shares of the Reference Stock equal to the principal amount divided by the Initial Share
                                Price. If this number is not a round number then the number of shares of the Reference Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Secondary Market:               RBC Capital Markets Corporation (or one of its
                                affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date.
                                The amount that an investor may receive upon sale of their Notes prior to maturity may be less than the principal amount of such Notes.

Calculation Agent:              The Bank of New York

Listing:                        None

Settlement:                     DTC; global notes

Investing in the Notes involves a number of risks. See "Risk Factors" beginning on page S-1 of the prospectus supplement dated January 5, 2007 and "Additional Risk Factors Specific To Your Notes" beginning on page PS-1 of the product prospectus supplement dated January 11, 2007 and "Selected Risk Considerations" beginning on page P-7 of this pricing supplement.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States government agency or instrumentality.


                                                                                           Proceeds to Royal Bank of
                                    Price to Public              Agent's Commission                 Canada
                                    ---------------              ------------------                 ------
Per Note:
       RevCon No. 11                      100%                         2.00%                        98.00%
                                        $225,000                       $4,500                      $220,500

       RevCon No. 12                      100%                         2.00%                        98.00%
                                        $744,000                      $14,880                      $729,120

       RevCon No. 13                      100%                         2.50%                        97.50%
                                       $1,313,000                     $32,825                     $1,280,175

       RevCon No. 14                      100%                         2.00%                        98.00%
                                        $320,000                       $6,400                      $313,600

       RevCon No. 15                      100%                         2.50%                        97.50%
                                       $1,524,000                     $38,100                     $1,485,900

       RevCon No. 16                      100%                         2.00%                        98.00%
                                        $220,000                       $4,400                      $215,600

       RevCon No. 17                      100%                         2.00%                        98.00%
                                       $1,206,000                     $24,120                     $1,181,880

       RevCon No. 18                      100%                         2.00%                        98.00%
                                        $434,000                       $8,680                      $425,320

       RevCon No. 19                      100%                         2.50%                        97.50%
                                       $7,601,000                     $190,025                    $7,410,975

                         RBC Capital Markets Corporation

You may revoke your offer to purchase the Notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase the Notes prior to their issuance. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.



                     ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this pricing supplement together with the prospectus dated January 5, 2007, as supplemented by the prospectus supplement dated January 5, 2007 and the product prospectus supplement dated January 11, 2007, relating to our Senior Global Medium-Term Notes, Series C, of which these Notes are a part. This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Risk Factors" in the prospectus supplement dated January 5, 2007 and "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated January 11, 2007, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

o        Prospectus dated January 5, 2007:
         http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/
         o34295e424b3.htm

o        Prospectus Supplement dated January 5, 2007:
         http://www.sec.gov/Archives/edgar/data/1000275/000090956707000027/
         o34325e424b3.htm

o        Product Prospectus Supplement dated January 11, 2007:
         http://www.sec.gov/Archives/edgar/data/1000275/000121465907000038/
         s11171suppl.htm

Our SEC file number is 333-139359. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Royal Bank of Canada.




Hypothetical Examples of Amounts Payable at Maturity

The examples set forth below are provided for illustration purposes only. Assumptions in each of the examples are purely fictional and do not relate to any actual Reference Stock performance. The hypothetical terms do not represent the terms of an actual Note. The examples are hypothetical, and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date. We cannot predict the Reference Stock performance.

The table below illustrates the payment at maturity assuming an initial investment of $1,000 if the Final Share Price (as a percentage of the Initial Share Price) were any of the hypothetical prices shown in the left column. We have assumed a Barrier Price of 80%. For this purpose, we have assumed that there will be no anti-dilution adjustments to the Final Share Price and no market disruption events. The second column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price of the Reference Stock does not close below the Barrier Price on any day during the Monitoring Period. The third column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price does close below the Barrier Price on any day during the Monitoring Period. The fourth column shows the hypothetical Physical Delivery Amount assuming an Initial Share Price of $100 (as a number of shares of the Reference Stock). The fifth column shows the hypothetical Cash Delivery Amount (as a percentage of the Initial Share Price), should we elect to deliver the Cash Delivery Amount instead of the Physical Delivery Amount.

The prices in the left column represent hypothetical Final Share Prices and are expressed as percentages of the Initial Share Price. The amounts in the second and third columns represent the hypothetical payments at maturity, based on the corresponding hypothetical Final Share Prices.

                                 If the closing market    If the closing market
                                      price of the             price of the
                                    Reference Stock       Reference Stock falls
                                  does not fall below       below the Barrier
                                 the Barrier Price on       Price on any day        Hypothetical
                                  any day during the           during the             Physical
                                  Monitoring Period:        Monitoring Period:        Delivery         Hypothetical
                                                                                      Amount as       Cash Delivery
     Hypothetical Final               Hypothetical              Hypothetical          Number of         Amount as
 Share Price as Percentage        Payment at Maturity       Payment at Maturity     Shares of the     Percentage of
            of                     as Percentage of           as Percentage of        Reference       Initial Share
    Initial Share Price            Principal Amount           Principal Amount          Stock             Price
      -------------------            ----------------         ----------------      ---------------       -----
            200.00%                       100.00%                  100.00%                n/a              n/a
            175.00%                       100.00%                  100.00%                n/a              n/a
            150.00%                       100.00%                  100.00%                n/a              n/a
            125.00%                       100.00%                  100.00%                n/a              n/a
            100.00%                       100.00%                  100.00%                n/a              n/a
             95.00%                       100.00%             Physical or Cash            10              95.00%
                                                               Delivery Amount
             90.00%                       100.00%             Physical or Cash            10              90.00%
                                                               Delivery Amount
             85.00%                       100.00%             Physical or Cash            10              85.00%
                                                               Delivery Amount
             80.00%                       100.00%             Physical or Cash            10              80.00%
                                                               Delivery Amount
             79.50%                         n/a               Physical or Cash            10              79.50%
                                                               Delivery Amount
             50.00%                         n/a               Physical or Cash            10              50.00%
                                                               Delivery Amount
             25.00%                         n/a               Physical or Cash            10              25.00%
                                                               Delivery Amount
             0.00%                          n/a               Physical or Cash            10              0.00%
                                                               Delivery Amount


The payments at maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical payments at maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the offered Notes or on an investment in the Reference Stock. Please read "Additional Risk Factors Specific to Your Notes" and "Hypothetical Returns on Your Notes" in the accompanying product prospectus supplement dated January 11, 2007.

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond bought, and an option sold, by the investor (with an implicit option premium paid over time to the investor). The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under "Supplemental Discussion of Canadian Tax Consequences" and "Supplemental Discussion of Federal Income Tax Consequences" in the accompanying product prospectus supplement dated January 11, 2007.



Selected Purchase Considerations

o Market Disruption Events and Adjustments -- The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement dated January 11, 2007. For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see "General Terms of the Reverse Convertible Notes--Consequences of Market Disruption Events" in the product prospectus supplement dated January 11, 2007.

o Principal At Risk -- Investors in these Notes could lose some or a substantial value of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

o    Certain U.S. Federal Income Tax Considerations:

     o RevCon No. 11 (AMD): 5.29% of each stated interest payment (15.50% in total) will be treated as an interest payment and 10.21% of each stated interest payment (15.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon No. 12 (EBAY): 5.29% of each stated interest payment (10.25% in total) will be treated as an interest payment and 4.96% of each stated interest payment (10.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon No. 13 (AAPL): 5.29% of each stated interest payment (14.00% in total) will be treated as an interest payment and 8.71% of each stated interest payment (14.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon No. 14 (RHT): 5.29% of each stated interest payment (14.50% in total) will be treated as an interest payment and 9.21% of each stated interest payment (14.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon No. 15 (HAL): 5.29% of each stated interest payment (10.50% in total) will be treated as an interest payment and 5.21% of each stated interest payment (10.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon No. 16 (RIMM): 5.29% of each stated interest payment (14.50% in total) will be treated as an interest payment and 9.21% of each stated interest payment (14.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon No. 17 (LVLT): 5.29% of each stated interest payment (16.50% in total) will be treated as an interest payment and 11.21% of each stated interest payment (16.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon No. 18 (FCX): 5.29% of each stated interest payment (13.50% in total) will be treated as an interest payment and 8.21% of each stated interest payment (13.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon No. 19 (CVX): 5.29% of each stated interest payment (8.75% in total) will be treated as an interest payment and 3.46% of each stated interest payment (8.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     For further discussion of the tax consequences applicable to an investor, please see the accompanying prospectus dated January 5, 2007, prospectus supplement dated January 5, 2007 and product prospectus supplement dated January 11, 2007.



Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Reference Stock. These risks are explained in more detail in the section "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated January 11, 2007. In addition to the risks described in the prospectus supplement dated January 5, 2007 and the product prospectus supplement dated January 11, 2007, you should consider the following:

o You May Lose Some or All of Your Principal Amount -- You may receive a lower payment at maturity than you would have received if you had invested in the Reference Stock directly. If the Reference Stock performance is not positive, you may receive a payment at maturity of less than the principal amount of your Notes.

o Certain Built-In Costs Are Likely to Adversely Affect the Value of the Notes Prior to Maturity -- While the payment at maturity described in this pricing supplement is based on the full principal amount of your Notes, the original issue price of the Notes includes the agent's commission and the cost of hedging our obligations under the Notes through one or more of our affiliates. As a result, the price, if any, at which RBC Capital Markets Corporation and other affiliates of Royal Bank of Canada will be willing to purchase Notes from you in secondary market transactions will likely be lower than the original issue price, and any sale prior to the Maturity Date could result in a substantial loss to you. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.

Information Regarding the Issuers of the Reference Stocks

The Reference Stock is registered under the Securities Exchange Act of 1934. Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC's website at www.sec.gov. In addition, information regarding the Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding the issuer of the Reference Stock is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by the issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

     o Advanced Micro Devices, Inc.: The common stock of Advanced Micro Devices, Inc. is traded on the New York Stock Exchange under the symbol "AMD". According to publicly available documents, Advanced Micro Devices, Inc. supplies integrated circuits for the personal and networked computer and communications markets, with manufacturing facilities in the United States, Europe, Japan, and Asia. The Company produces microprocessors, flash memory devices, and support circuitry for communications and networking applications.

     o eBay Inc.: The common stock of eBay Inc. is traded on the NASDAQ Stock Market under the symbol "EBAY". According to publicly available documents, eBay Inc. is a person-to-person trading community on the Internet. The Company's service is used by buyers and sellers for the exchange of personal items such as coins, collectibles, computers, memorabilia, stamps, and toys. eBay is a fully automated, topically arranged 24-hour service on which sellers can list items for sale and buyers can bid on the items.

     o Apple, Inc.: The common stock of Apple, Inc. is traded on the NASDAQ Stock Market under the symbol "AAPL". According to publicly available documents, Apple, Inc. designs, manufactures, and markets personal computers and related personal computing and communicating solutions. The Company's products are sold primarily to education, creative, consumer, and business customers. Apple provides its proprietary desktop and notebook computers, operating system, applications, music players, and online music store.

     o Red Hat, Inc.: The common stock of Red Hat, Inc. is traded on the New York Stock Exchange under the symbol "RHT". According to publicly available documents, Red Hat, Inc. develops and provides open source software and services, including the Red Hat Linux operating system. The Company's Web site offers information and news about open source software and provides an online community of open source software users and developers.

     o Halliburton Company: The common stock of Halliburton Company is traded on the New York Stock Exchange under the symbol "HAL". According to publicly available documents, Halliburton Company provides energy services and engineering and construction services, as well as manufactures products for the energy industry. The Company offers discrete services and products and integrated solutions to customers in the exploration, development, and production of oil and natural gas.

     o Research In Motion Limited: The common stock of Research In Motion Limited (RIM) is traded on the NASDAQ Stock Market under the symbol "RIMM". According to publicly available documents, Research In Motion Limited designs, manufactures, and markets wireless solutions for the worldwide mobile communications market. The Company provides platforms and solutions for access to email, phone, SMS messaging, Internet, and Intranet-based applications.

     o Level 3 Communications, Inc.: The common stock of Level 3 Communications, Inc. is traded on the NASDAQ Stock Market under the symbol "LVLT". According to publicly available documents, Level 3 Communications, Inc. provides telecommunications and information services, including local, long distance, and data transmission. The Company also provides other enhanced communications and Internet services, and is involved in coal mining businesses.

     o Freeport-McMoRan Copper & Gold, Inc.: The common stock of Freeport-McMoRan Copper & Gold, Inc., through its subsidiary, P.T. Freeport Indonesia Company, is traded on the New York Stock Exchange under the symbol "FCX". According to publicly available documents, Freeport-McMoRan Copper & Gold, Inc. is involved in mineral exploration and development, mining, and milling of copper, gold, and silver in Irian Jaya, Indonesia. The Company is also involved in smelting and refining copper concentrates in Spain and a joint venture to construct and operate a smelter/refinery in Indonesia.

     o Chevron Corporation: The common stock of Chevron Corporation is traded on the New York Stock Exchange under the symbol "CVX". According to publicly available documents, Chevron Corporation is an integrated energy company with operations in countries located around the world. The Company produces and transports crude oil and natural gas. Chevron also refines, markets, and distributes fuels and other energy products.



Historical Information

The graph beginning on the next page set forth the historical performances of the common stocks of Advanced Micro Devices, Inc., eBay Inc., Apple, Inc., Red Hat, Inc., Halliburton Company, Research In Motion Limited, Level 3 Communications, Inc., Freeport-McMoRan Copper & Gold, Inc. and Chevron Corporation. In addition, below the graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each common stock. The information provided in this table is for the four calendar quarters in each of 2003, 2004, 2005 and 2006, as well as for the period from January 1, 2007 through February 23, 2007.

The market prices of the common stocks of Advanced Micro Devices, Inc., eBay Inc., Apple, Inc., Red Hat, Inc., Halliburton Company, Research In Motion Limited, Level 3 Communications, Inc., Freeport-McMoRan Copper & Gold, Inc. and Chevron Corporation on February 23, 2007 were as follows:

Advanced Mirco Devices, In.: $14.69

Ebay Inc.: $33.99

Apple, Inc.: $89.07

Red Hat, Inc.: $23.60

Halliburton Company: $31.55

Research In Motion Limited: $140.00

Level 3 Communications, Inc.: $6.55

Freeport-McMoRan Copper & Gold, Inc.: $59.91

Chevron Corporation: $71.07

We obtained the information regarding the market prices of each common stock below from Bloomberg Financial Markets.

We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets. The historical performance of the common stock of Advanced Micro Devices, Inc., eBay Inc., Apple, Inc., Red Hat, Inc., Halliburton Company, Research In Motion Limited, Level 3 Communications, Inc., Freeport-McMoRan Copper & Gold, Inc. and Chevron Corporation should not be taken as an indication of future performance, and no assurance can be given as to the market prices of each common stock on the Valuation Date. We cannot give you assurance that the performance of each common stock will result in any return in addition to your initial investment.

                       Advanced Micro Devices, Inc. (AMD)
                                [CHART OMITTED]
                               (Feb-97 - Feb-07)




                                              High Intra-Day           Low Intra-Day              Period-End
                                              Pricing of the           Pricing of the          Closing Price of
                                             Underlying Stock       Underlying Stock in         the Underlying
Period-Start Date      Period-End Date            in ($)                    ($)                  Stock in ($)
-------------------    -----------------    --------------------    ---------------------     -------------------
     1/1/2003             3/31/2003                7.79                     4.78                     6.18
     4/1/2003             6/30/2003                8.59                     5.80                     6.41
     7/1/2003             9/30/2003                12.87                    6.25                    11.11
    10/1/2003             12/31/2003               18.50                   11.01                    14.90

     1/1/2004             3/31/2004                17.50                   13.60                    16.23
     4/1/2004             6/30/2004                17.60                   13.65                    15.90
     7/1/2004             9/30/2004                15.90                   10.76                    13.00
    10/1/2004             12/31/2004               24.95                   13.09                    22.02

     1/1/2005             3/31/2005                22.30                   14.63                    16.12
     4/1/2005             6/30/2005                18.34                   14.08                    17.34
     7/1/2005             9/30/2005                25.75                   17.22                    25.20
    10/1/2005             12/30/2005               31.84                   20.22                    30.60

     1/1/2006             3/31/2006                42.70                   30.88                    33.16
     4/1/2006             6/30/2006                35.75                   23.46                    24.42
     7/1/2006             9/29/2006                27.90                   16.90                    24.85
    10/1/2006             12/29/2006               25.69                   19.90                    20.35

     1/1/2007             2/23/2007                20.63                   14.43                    14.69


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                eBay Inc. (EBAY)
                                 [CHART OMITTED]
                                (Sep-98 - Jan-07)



                                              High Intra-Day           Low Intra-Day              Period-End
                                              Pricing of the           Pricing of the          Closing Price of
                                             Underlying Stock       Underlying Stock in         the Underlying
Period-Start Date      Period-End Date            in ($)                    ($)                  Stock in ($)
-------------------    -----------------    --------------------    ---------------------     -------------------
     1/1/2003             3/31/2003                22.61                   16.87                    21.33
     4/1/2003             6/30/2003                26.44                   21.37                    26.00
     7/1/2003             9/30/2003                29.46                   24.93                    26.82
    10/1/2003             12/31/2003               32.40                   25.31                    32.30

     1/1/2004             3/31/2004                36.02                   31.29                    34.64
     4/1/2004             6/30/2004                47.06                   34.53                    45.97
     7/1/2004             9/30/2004                47.94                   35.72                    45.97
    10/1/2004             12/31/2004               59.21                   45.22                    58.17

     1/1/2005             3/31/2005                58.88                   35.00                    37.26
     4/1/2005             6/30/2005                40.94                   30.78                    33.01
     7/1/2005             9/30/2005                44.98                   32.75                    41.20
    10/1/2005             12/30/2005               47.60                   37.22                    43.22

     1/1/2006             3/31/2006                47.86                   36.93                    39.00
     4/1/2006             6/30/2006                40.82                   28.20                    29.29
     7/1/2006             9/29/2006                29.48                   22.83                    28.36
    10/1/2006             12/29/2006               33.99                   27.00                    30.07

     1/1/2007             2/23/2007                34.23                   28.60                    33.99


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Apple, Inc. (AAPL)
                                 [CHART OMITTED]
                                (Feb-97 - Feb-07)



                                              High Intra-Day           Low Intra-Day              Period-End
                                              Pricing of the           Pricing of the          Closing Price of
                                             Underlying Stock       Underlying Stock in         the Underlying
Period-Start Date      Period-End Date            in ($)                    ($)                  Stock in ($)
-------------------    -----------------    --------------------    ---------------------     -------------------
     1/1/2003             3/31/2003                7.69                     6.78                     7.07
     4/1/2003             6/30/2003                9.84                     6.36                     9.53
     7/1/2003             9/30/2003                11.66                    9.25                    10.36
    10/1/2003             12/31/2003               12.50                    9.62                    10.68

     1/1/2004             3/31/2004                14.07                   10.59                    13.52
     4/1/2004             6/30/2004                17.09                   12.74                    16.27
     7/1/2004             9/30/2004                19.63                   14.37                    19.37
    10/1/2004             12/31/2004               34.78                   18.82                    32.20

     1/1/2005             3/31/2005                45.44                   31.30                    41.67
     4/1/2005             6/30/2005                44.45                   33.11                    36.81
     7/1/2005             9/30/2005                54.56                   36.29                    53.61
    10/1/2005             12/30/2005               75.46                   47.87                    71.89

     1/1/2006             3/31/2006                86.40                   57.67                    62.72
     4/1/2006             6/30/2006                73.80                   55.41                    57.27
     7/1/2006             9/29/2006                77.78                   50.16                    76.98
    10/1/2006             12/29/2006               93.15                   72.60                    84.84

     1/1/2007             2/23/2007                97.80                   81.90                    89.07


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Red Hat, Inc. (RHT)
                                 [CHART OMITTED]
                                (Aug-99 - Aug-06)



                                              High Intra-Day           Low Intra-Day              Period-End
                                              Pricing of the           Pricing of the          Closing Price of
                                             Underlying Stock       Underlying Stock in         the Underlying
Period-Start Date      Period-End Date            in ($)                    ($)                  Stock in ($)
-------------------    -----------------    --------------------    ---------------------     -------------------
     1/1/2003             3/31/2003                6.59                     4.95                     5.43
     4/1/2003             6/30/2003                9.25                     5.26                     7.54
     7/1/2003             9/30/2003                10.95                    5.95                    10.00
    10/1/2003             12/31/2003               19.98                    9.66                    18.77

     1/1/2004             3/31/2004                24.15                   16.62                    23.05
     4/1/2004             6/30/2004                29.06                   19.84                    22.97
     7/1/2004             9/30/2004                23.01                   11.86                    12.23
    10/1/2004             12/31/2004               16.65                   11.21                    13.35

     1/1/2005             3/31/2005                13.45                   10.37                    10.91
     4/1/2005             6/30/2005                13.70                   10.42                    13.10
     7/1/2005             9/30/2005                22.46                   13.50                    21.19
    10/1/2005             12/30/2005               28.65                   19.59                    27.26

     1/1/2006             3/31/2006                31.05                   24.78                    27.98
     4/1/2006             6/30/2006                32.48                   21.88                    23.40
     7/1/2006             9/29/2006                26.40                   19.82                    21.08
    10/1/2006             12/29/2006               23.20                   13.70                    23.00

     1/1/2007             2/23/2007                25.15                   20.71                    23.60


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Halliburton Company (HAL)
                                 [CHART OMITTED]
                                (Feb-97 - Feb-07)



                                              High Intra-Day           Low Intra-Day              Period-End
                                              Pricing of the           Pricing of the          Closing Price of
                                             Underlying Stock       Underlying Stock in         the Underlying
Period-Start Date      Period-End Date            in ($)                    ($)                  Stock in ($)
-------------------    -----------------    --------------------    ---------------------     -------------------
     1/1/2003             3/31/2003                11.05                    8.60                    10.36
     4/1/2003             6/30/2003                12.68                    9.99                    11.50
     7/1/2003             9/30/2003                12.95                   10.25                    12.12
    10/1/2003             12/31/2003               13.60                   11.11                    13.00

     1/1/2004             3/31/2004                16.35                   12.90                    15.19
     4/1/2004             6/30/2004                16.17                   13.67                    15.13
     7/1/2004             9/30/2004                16.99                   13.22                    16.84
    10/1/2004             12/31/2004               20.84                   16.54                    19.62

     1/1/2005             3/31/2005                22.64                   18.59                    21.62
     4/1/2005             6/30/2005                24.69                   19.82                    23.91
     7/1/2005             9/30/2005                34.89                   22.88                    34.26
    10/1/2005             12/30/2005               34.68                   27.35                    30.98

     1/1/2006             3/31/2006                41.19                   31.35                    36.51
     4/1/2006             6/30/2006                41.98                   33.92                    37.10
     7/1/2006             9/29/2006                37.93                   27.35                    28.45
    10/1/2006             12/29/2006               34.30                   26.33                    31.05

     1/1/2007             2/23/2007                32.05                   27.65                    31.55


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                       Research In Motion Limited (RIMM)
                                 [CHART OMITTED]
                                (Feb-99 - Feb-07)



                                              High Intra-Day           Low Intra-Day              Period-End
                                              Pricing of the           Pricing of the          Closing Price of
                                             Underlying Stock       Underlying Stock in         the Underlying
Period-Start Date      Period-End Date            in ($)                    ($)                  Stock in ($)
-------------------    -----------------    --------------------    ---------------------     -------------------
     1/1/2003             3/31/2003                8.01                     5.38                     6.53
     4/1/2003             6/30/2003                11.74                    6.37                    10.81
     7/1/2003             9/30/2003                19.53                   10.21                    19.10
    10/1/2003             12/31/2003               35.47                   18.51                    33.41

     1/1/2004             3/31/2004                50.82                   33.04                    46.66
     4/1/2004             6/30/2004                69.26                   42.50                    68.45
     7/1/2004             9/30/2004                77.43                   52.24                    76.34
    10/1/2004             12/31/2004              103.56                   72.17                    82.42

     1/1/2005             3/31/2005                83.64                   60.28                    76.42
     4/1/2005             6/30/2005                84.55                   61.87                    73.79
     7/1/2005             9/30/2005                82.49                   67.12                    68.30
    10/1/2005             12/30/2005               69.45                   51.00                    66.01

     1/1/2006             3/31/2006                90.53                   62.85                    84.88
     4/1/2006             6/30/2006                88.11                   61.03                    69.77
     7/1/2006             9/29/2006               104.50                   62.12                    102.65
    10/1/2006             12/29/2006              142.66                   98.75                    127.78

     1/1/2007             2/23/2007               145.23                   119.75                   140.00


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                      Level 3 Communications, Inc. (LVLT)
                                 [CHART OMITTED]
                                (Nov-97 - Nov-06)



                                              High Intra-Day           Low Intra-Day              Period-End
                                              Pricing of the           Pricing of the          Closing Price of
                                             Underlying Stock       Underlying Stock in         the Underlying
Period-Start Date      Period-End Date            in ($)                    ($)                  Stock in ($)
-------------------    -----------------    --------------------    ---------------------     -------------------
     1/1/2003             3/31/2003                5.41                     4.48                     5.16
     4/1/2003             6/30/2003                7.90                     5.07                     6.70
     7/1/2003             9/30/2003                6.60                     4.35                     5.42
    10/1/2003             12/31/2003               5.87                     4.85                     5.70

     1/1/2004             3/31/2004                7.40                     3.71                     4.00
     4/1/2004             6/30/2004                4.29                     2.75                     3.51
     7/1/2004             9/30/2004                3.54                     2.43                     2.59
    10/1/2004             12/31/2004               4.27                     2.53                     3.39

     1/1/2005             3/31/2005                3.40                     1.79                     2.06
     4/1/2005             6/30/2005                2.50                     1.55                     2.03
     7/1/2005             9/30/2005                2.44                     1.87                     2.32
    10/1/2005             12/30/2005               3.93                     2.03                     2.87

     1/1/2006             3/31/2006                5.80                     2.71                     5.18
     4/1/2006             6/30/2006                6.00                     3.74                     4.44
     7/1/2006             9/29/2006                5.56                     3.37                     5.39
    10/1/2006             12/29/2006               6.09                     4.75                     5.60

     1/1/2007             2/23/2007                6.80                     5.54                     6.55


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                   Freeport-McMoRan Copper & Gold, Inc. (FCX)
                                 [CHART OMITTED]
                                (Feb-97 - Feb-07)



                                              High Intra-Day           Low Intra-Day              Period-End
                                              Pricing of the           Pricing of the          Closing Price of
                                             Underlying Stock       Underlying Stock in         the Underlying
Period-Start Date      Period-End Date            in ($)                    ($)                  Stock in ($)
-------------------    -----------------    --------------------    ---------------------     -------------------
     1/1/2003             3/31/2003                19.30                   16.01                    17.05
     4/1/2003             6/30/2003                25.70                   16.72                    24.50
     7/1/2003             9/30/2003                34.57                   23.45                    33.10
    10/1/2003             12/31/2003               46.74                   32.73                    42.13

     1/1/2004             3/31/2004                44.90                   35.09                    39.09
     4/1/2004             6/30/2004                39.85                   27.76                    33.15
     7/1/2004             9/30/2004                42.13                   31.54                    40.50
    10/1/2004             12/31/2004               42.55                   33.98                    38.23

     1/1/2005             3/31/2005                43.90                   35.12                    39.61
     4/1/2005             6/30/2005                40.31                   31.52                    37.44
     7/1/2005             9/30/2005                49.48                   37.12                    48.59
    10/1/2005             12/30/2005               56.35                   43.80                    53.80

     1/1/2006             3/31/2006                65.00                   47.11                    59.77
     4/1/2006             6/30/2006                72.20                   43.10                    55.41
     7/1/2006             9/29/2006                62.29                   47.58                    53.26
    10/1/2006             12/29/2006               63.70                   47.60                    55.73

     1/1/2007             2/23/2007                60.50                   48.85                    59.91


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Chevron Corporation (CVX)
                                 [CHART OMITTED]
                                (Feb-97 - Feb-07)



                                              High Intra-Day           Low Intra-Day              Period-End
                                              Pricing of the           Pricing of the          Closing Price of
                                             Underlying Stock       Underlying Stock in         the Underlying
Period-Start Date      Period-End Date            in ($)                    ($)                  Stock in ($)
-------------------    -----------------    --------------------    ---------------------     -------------------
     1/1/2003             3/31/2003                35.20                   30.65                    32.32
     4/1/2003             6/30/2003                38.11                   31.06                    36.10
     7/1/2003             9/30/2003                37.28                   35.02                    35.72
    10/1/2003             12/31/2003               43.49                   35.57                    43.19

     1/1/2004             3/31/2004                45.71                   41.99                    43.89
     4/1/2004             6/30/2004                47.50                   43.95                    47.05
     7/1/2004             9/30/2004                54.49                   46.21                    53.64
    10/1/2004             12/31/2004               56.07                   50.99                    52.51

     1/1/2005             3/31/2005                63.15                   50.40                    58.31
     4/1/2005             6/30/2005                59.48                   49.81                    55.92
     7/1/2005             9/30/2005                65.98                   56.11                    64.73
    10/1/2005             12/30/2005               65.49                   54.80                    56.77

     1/1/2006             3/31/2006                62.72                   53.76                    57.97
     4/1/2006             6/30/2006                63.65                   55.41                    62.06
     7/1/2006             9/29/2006                68.47                   60.72                    64.86
    10/1/2006             12/29/2006               76.20                   62.22                    73.53

     1/1/2007             2/23/2007                74.96                   68.48                    71.07


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Supplemental Plan of Distribution

We expect that delivery of the Notes will be made against payment for the Notes on or about February 28, 2007, which is the third business day following the Pricing Date (this settlement cycle being referred to as "T+3"). See "Plan of Distribution" in the prospectus supplement dated January 5, 2007.



Supplemental Discussion of Canadian Tax Consequences

The following section supplements the tax discussion under the accompanying prospectus dated January 5, 2007, prospectus supplement dated January 5, 2007 and product prospectus supplement dated January 11, 2007 and is subject to the limitations and exceptions set forth therein. This discussion is only applicable to you if you are a Non-Resident Holder (as defined in the accompanying prospectus).

Based on the current administrative practices and policies of the Canada Revenue Agency, interest paid or credited or deemed for purposes of the Income Tax Act (Canada) (the "Act") to be paid or credited on a Note to a Non-Resident Holder will not be subject to Canadian non-resident withholding tax where we deal at arm's length for the purposes of the Act with the Non-Resident Holder at the time of such payment.


Anti-dilution Adjustments

Anti-dilution adjustments shall be determined according to "General Terms of the Reverse Convertible Notes--Anti-dilution Adjustments" beginning on page PS-10 of the product prospectus supplement dated January 11, 2007, except that, in connection with reverse stock splits, the Initial Reference Stock Price will not be adjusted, unless the reverse stock split occurs after the Pricing Date and on or before the Valuation Date.

                  No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement or the accompanying prospectus, prospectus supplement or product prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.

                                   $13,587,000




                                   [RBC LOGO]

                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

                 Reverse Convertible Notes due February 28, 2008

          Linked to the Common Stock of a Single Reference Stock Issuer



                                February 23, 2007